Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO § 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Zoe's Kitchen, Inc., a Delaware corporation (the “Company”), for the fiscal year ended December 28, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Kevin Miles, President and Chief Executive Officer of the Company, and Sunil Doshi, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods indicated.

Date:	February 25, 2016	/s/ Kevin Miles
Kevin Miles
President and Chief Executive Officer

/s/ Sunil Doshi
Sunil Doshi
Chief Financial Officer

This certification accompanying the Report shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.